UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 FORM  SB-2 / A
                                  AMENDMENT #3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              FII INTERNATIONAL INC.

                 (Name of small business issuer in its charter)

   Nevada                                7375                         98-0377768
(State or jurisdiction of Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number Identification No.)


      1901-1128 Quebec Street, Vancouver, British Columbia, V6A 4E1, Canada
                                  604.687.8210
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 Rene Daignault
  1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6, Canada
                                  604.648.0527
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to RULE 462(B) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(D) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to RULE 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Securities to     Amount to   Proposed Maximum   Proposed Maximum   Registration
be registered     registered  offering price     aggregate          Fee (1)
                              price per share    offering price
--------------------------------------------------------------------------------
Common Capital    5,200,000     $0.10               $520,000         $47.84
Shares
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee under the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY  PROSPECTUS
                             FII INTERNATIONAL INC.
                         5,200,000 Common Capital Shares

This prospectus relates to 5.2 million Common Capital Shares of FII International Inc. being offered by the selling security holders.

The fixed offering price for the shares will be $0.10 per share. The non-affiliate selling security holders may sell the offered shares at $.10 per share until our stock becomes listed or quoted on OTC Bulletin Board or other specified market, and after listing or quotation, at market prices or privately negotiated prices. Affiliate selling security holders and related parties of these affiliates will make their resales at a fixed price of $.10 per share for the duration of the offering. The Securities and Exchange Commission have deemed such shareholders underwriters for the purpose of this registration statement.

There  is  no  public  market  for  the  securities  of  FII  International Inc.

A PURCHASE OF OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVESTORS SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING ON PAGE 6 FOR FACTORS TO BE CONSIDERED BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                         The date of this prospectus is._________________
                             Subject to completion.

                                TABLE OF CONTENTS

SUMMARY  OF  OUR  OFFERING                                                     5

RISK  FACTORS                                                                  6

USE  OF  PROCEEDS                                                              8

DETERMINATION  OF  OFFERING  PRICE                                             8

DILUTION                                                                       8

SELLING  SECURITY  HOLDERS                                                     8

LEGAL  PROCEEDINGS                                                            11

MANAGEMENT                                                                    11

EXECUTIVE  COMPENSATION                                                       12

PRINCIPAL  STOCKHOLDERS                                                       12

DESCRIPTION  OF  SECURITIES                                                   13

ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                       14

DESCRIPTION  OF  BUSINESS                                                     14

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION                25

DESCRIPTION  OF  PROPERTY                                                     26

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS               27

EXPERTS                                                                       27

FINANCIAL  STATEMENTS                                                         28

     Audited  financial  statements  -  June  30,2  002                       28

     Unaudited  Financial  Statements  -  October  31,  2002                  37

                            SUMMARY OF OUR OFFERING

OUR  BUSINESS

We are a development stage company that intends to provide online fashion services with a vision focused on providing products and services for the global fashion industry and will deliver these products and services through a fashion portal that will be developed at WWW.FASHION-INTERNATIONAL.COM. The FASHION-INTERNATIONAL.COM portal will be focused on designer fashions, attempting to provide a content rich experience for many different segments of the fashion industry, including: designers, manufacturers, distributors, retailers and consumers.

We were incorporated in the State of Nevada on May 3, 2002. Our administrative office is located at 1901-1128 Quebec Street, Vancouver, British Columbia, V6A 4E1, Canada, telephone (604) 687 8210. This is the home of our president, Patrizia Leone-Mitchell. Our registered statutory office is located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501. Our fiscal year end is December 31.

THE  OFFERING

Following  is  a  brief  summary  of  this  offering:

---------------------------------------------------------------------------------------
Use of proceeds               We  will not receive any of the proceeds from the sale of
                              the  shares  being  offered.  However,  we  will pay the
                              costs of the offering.
---------------------------------------------------------------------------------------
Number of shares              7,000,000 Common Voting  Shares
outstanding before
and after the offering
---------------------------------------------------------------------------------------
Fixed                         $0.10  per  share
offering price per share
---------------------------------------------------------------------------------------
Securities being offered      The  selling  security holders  want to sell an aggregate
                              5,200,000  Common  Voting  Shares  of  our common  stock.
                              The offered shares  were acquired by the selling security
                              holders in a non-public  offering  that  we  believe  was
                              exempt  from  the  registration  and prospectus  delivery
                              requirements  of  the  Securities  Act  of  1933.  Except
                              for the shares issued  to Patrizia  Leone-Mitchell  under
                              the  option agreement, the selling shareholders purchased
                              the shares being offered for  resale on  June  18,  2002.
---------------------------------------------------------------------------------------
Plan  of  distribution        The  non-affiliate selling security holders may sell  the
                              offered shares at $.10 per share until our stock  becomes
                              listed or quoted on OTC Bulletin Board or other specified
                              market, and after listing or quotation, at market  prices
                              or  privately  negotiated  prices.   Affiliate  selling
                              security  holders  and  related  parties  will make their
                              resales at the fixed price  of  $.10 per  share  for  the
                              duration of the offering. The offered shares will not  be
                              sold  in  an  underwritten  public  offering.
---------------------------------------------------------------------------------------

SELECTED  FINANCIAL  DATA  (UNAUDITED)

The following unaudited financial information summarizes the more complete historical, audited, and unaudited financial information at the end of this prospectus for the period from inception to October 31, 2002.

                     BALANCE SHEET       AS OF OCTOBER 31, 2002
                     -------------------------------------------
                     Total Assets             $  20,214.00
                     -------------------------------------------
                     Total Liabilities        $   4,515.00
                     -------------------------------------------
                     Stockholders' Equity     $  15,699.00
                     -------------------------------------------
                     Revenue                  $       0.00
                     -------------------------------------------
                     Total Expenses           $   9,301.00
                     -------------------------------------------
                     Net Loss                 $   9,301.00

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

RISKS  ASSOCIATED  WITH  OUR  COMPANY:

1. IF WE ARE UNABLE TO DEVELOP A FUNCTIONAL AND COMPETITIVE WEBSITE OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION MAY BE NEGATIVELY IMPACTED AND AS A RESULT, WE MAY NOT BE ABLE TO CONTINUE WITH OUR OPERATION.

We are currently developing many of the basic features and services that will be offered on our website. The initial layout, design and functionality drawings have been completed. However, if we are unable to complete the developing process and launch the planned website in a timely, functional and competitive manner our business, operating results and financial condition may be negatively impacted and as a result, we may not be able to continue with our operations.

2. AS A RESULT OF NOT HAVING ANY ARRANGEMENTS FOR PROVIDERS OF CONTENT FOR OUR WEBSITE, WE ARE AT RISK OF HAVING LITTLE OR NO CONTENT TO DISPLAY OUR ON OUR WEBSITE.

We are currently developing our own content for our website and contacting third party content providers. However, if we are unable to complete the arrangements for content from third party providers, our business, operating results and financial condition may be negatively impacted and as a result, we may not be able to continue with our operations.

3. WE ARE AN INITIAL DEVELOPMENT STAGE COMPANY AND MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN AND MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING.

A note provided by our independent auditors in our financial statements for the period from inception, May 3, 2002, through June 30, 2002 contains an explanatory note that indicates that we are an initial development stage company and our ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. The explanatory note states that, because of such uncertainties, there may be a substantial doubt about our ability to continue as a going concern. This note may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this registration statement and the financial statements before making a decision to invest in us.

4. WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. IF THE LOSSES CONTINUE WE WILL HAVE TO SUSPEND OPERATIONS OR CEASE OPERATIONS.

We were incorporated on May 3, 2002 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $9,301. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues from our planned business operations and to reduce development costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development and operation of our website. We cannot guaranty that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business. See "Limited operating history" on page 26 for more details.

5. OUR OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST IN THAT THEY HAVE OTHER TIME COMMITMENTS THAT WILL PREVENT THEM FROM DEVOTING FULL-TIME TO OUR OPERATIONS, WHICH MAY AFFECT OUR OPERATIONS.

Our officers and directors have other obligations and time commitments that will prevent them from devoting full-time to our operations. This will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. See "Conflicts of interest" on page 12 for more information.

6. SINCE OUR SUCCESS DEPENDS UPON THE EFFORTS OF PATRIZIA LEONE-MITCHELL, THE KEY MEMBER OF OUR MANAGEMENT, OUR FAILURE TO RETAIN PATRIZIA LEONE-MITCHELL WILL NEGATIVELY AFFECT OUR BUSINESS.

Our business is greatly dependent on the efforts of our president, Patrizia Leone-Mitchell, and on our ability to attract key personnel. Also, success will depend in large part upon our ability to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. We have not entered into a management agreement with Patrizia Leone-Mitchell. The loss of Ms. Mitchell could have a negative impact on our business, operating results and financial condition and as a result, we may not be able to continue with our operations.

7. SINCE WE DO NOT OWN OUR ASSETS THERE IS A GREATER AND REAL RISK THAT WE COULD LOSE THE ASSETS and as a result, we may not be able to continue with our operations

Until we make the final payment of $250,000 to Patrizia Leone-Mitchell, we do not fully own any assets. We have until June 9, 2004 to make the final payment. However, if we do not raise the necessary funds to make the final payment, we will lose any interest we have in the assets, which include the exclusive rights to the domain name, the website, and the business plan. If we lose the assets, it would have a negative impact on our business as we will no longer own or have the exclusive rights to the website and its content and as a result, we may not be able to continue with our operations. See "Related Transactions" on page 14 and "Description of Property" on page 26 for more details.

RISKS  ASSOCIATED  WITH  OUR  BUSINESS:

8. FAILURE TO SUCCESSFULLY COMPETE IN THE GLOBAL FASHION INDUSTRY WITH ESTABLISHED FASHION COMPANIES MAY RESULT IN OUR INABILITY TO CONTINUE WITH OUR OPERATIONS.

There are many established fashion companies that provide similar services. We expect competition in our market to increase significantly as new companies enter the market and current competitors expand their online services.

If we are unable to develop and introduce enhanced or new technology or services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, we may not be able to compete effectively.

In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Competitive pressures created by any one of these companies, or by our competitors collectively, could have a negative impact on our business, results of operations and financial condition and as a result, we may not be able to continue with our operations.. See "Competition" on page 18 for more information.

9. AS A RESULT OF BEING IN THE BUSINESS OFFERING INFORMATION AND SERVICES THROUGH OUR WEBSITE, WE WILL FACE A HIGHER POTENTIAL FOR LIABILITY CLAIMS, AND IF ANY CLAIMS ARE COMMENCED AGAINST US THIS COULD DAMAGE OUR BUSINESS AND AS A RESULT, WE MAY NOT BE ABLE TO CONTINUE WITH OUR OPERATIONS.

We will offer information and services on our website. Most of our website's content will be non-exclusive and republished information from other websites. As a result, we face the risk that claims may be made against us for losses or damages, perceived or real that could have a negative impact on our business. We may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information contained on and communications made through our website. Based on links we may provide to other websites, we could also be subject to claims based upon on-line content we do not control that is accessible from our website.

These claims could result in substantial costs and a diversion of our management's attention and resources, regardless of whether we are successful. Currently, we do not have any insurance coverage. Although we may be able to obtain general liability insurance, that insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that may not be covered by insurance or in excess of any insurance coverage we may obtain could have a negative impact on our business, financial condition and operating results. As a result of these factors, any legal claims, whether or not successful, could seriously damage our reputation and our business as well as our ability to continue with our operations.

RISKS  ASSOCIATED  WITH  ACQUIRING  AND  OWNING  OUR  SHARES:

10. NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK MAY DEVELOP AND AS A RESULT YOU MAY NOT BE ABLE TO RESELL YOU STOCK.

Currently there is no public trading market for our common stock and one may not develop. Therefore there may be no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

11. "PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT, AND SEVERELY LIMIT THEIR MARKET AND LIQUIDITY.

Trading in our securities is subject to certain regulations adopted by the SEC commonly known as the "penny stock" rules. These rules govern how broker-dealers can deal with their clients and "penny stocks". The additional burdens imposed upon broker-dealers by the "penny stock" rules may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. See "Penny Stock rules" on page 27 for more details.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

There is no established market price for our common stock. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. The selling shareholders arbitrarily determined the offering price.

                                    DILUTION

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

                            SELLING SECURITY HOLDERS

The following table sets forth the number of shares that may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

                              SHARES OWNED
SELLING SECURITY HOLDER . .  BEFORE OFFERING  SHARES TO BE OFFERED   SHARES OWNED AFTER OFFERING
------------------------------------------------------------------------------------------------
Patrizia Leone-Mitchell (1)        2,000,000            200,000 (8)                    1,800,000
---------------------------  ---------------  ---------------------  ---------------------------
Kaela Beveridge . . . . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Jeffsco Holdings Ltd. (2) .          250,000               250,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Richard N. Jeffs. . . . . .          250,000               250,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Nikki Jewel . . . . . . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Krister A. Kottmeier. . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Maria Leone (3) . . . . . .          600,000               600,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Peter Maddocks. . . . . . .          400,000               400,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Beverly Mitchell (4). . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Dr. Brooke L. Mitchell (5).          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Ethel A. Mitchell (6) . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
William A. Randall, III . .          400,000               400,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Kyle Shury. . . . . . . . .          100,000               100,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Robert Stokes . . . . . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Megan Sprotson. . . . . . .          100,000               100,000                             0
---------------------------  ---------------  ---------------------  ---------------------------

                                        7

------------------------------------------------------------------------------------------------
George Tsagkaris. . . . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Georgina Wallace. . . . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Robert Watt . . . . . . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Verlee Webb (7) . . . . . .          500,000            500,000 (8)                            0
---------------------------  ---------------  ---------------------  ---------------------------
Ken T. Yada . . . . . . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------
Hendrik Zessel. . . . . . .          200,000               200,000                             0
---------------------------  ---------------  ---------------------  ---------------------------


(1)     Patrizia  Leone-Mitchell  is the sole director and the president of FII.
(2) Susan Jeffs is the sole legal and beneficial owner of this company, and is the spouse of Richard N. Jeffs.
(3)     Maria  Leone  is  the  mother  of  Patrizia  Leone-Mitchell.
(4)     Beverly  Mitchell  is  the  mother-in-law  of  Patrizia  Leone-Mitchell.
(5)     Dr.  Brooke  L.  Mitchell  is  the  spouse  of  Beverly  Mitchell.
(6)     Ethel  Mitchell  is  the  mother  of  Dr.  Brooke  L.  Mitchell.
(7)     Verlee  Webb  is  the  spouse  of  Rene Daignault, the secretary of FII.
(8) Related parties of affiliates of FII, who have been deemed underwriters by the Securities and Exchange Commission for the purpose of this registration statement, own these shares.

With the exception of Dr. Brooke Mitchell and Beverly Mitchell and Richard Jeffs and Susan Jeffs (Jeffsco Holdings Ltd.), all the shareholders listed above should not be attributed beneficial ownership of each other's shares for the following reasons:

1.     each  shareholder  beneficially  owns  all  their  shares,
2. each shareholder has a bona fide permanent residence, independent of any other shareholder,
3.     each  shareholder  is  financially  independent of any other shareholder,
4. each shareholder owns the full voting and dispositive power in their shares,
5. no shareholder is acting in concert with any other shareholder of the Company, and
6.     no  voting  or  pooling  arrangements  exist  among  the  shareholders.

FII shares some common shareholders with DDI International Inc. ('DDI"). DDI has filed a registration statement covering the resale of securities by these shareholders.

SHAREHOLDER           COMMON SHARES OF DDI
------------------------------------------
Rene Daignault (1)                 500,000
Jeffsco Holding Inc.(2)            250,000
Patrizia Leone-Mitchell            500,000
Peter Moddocks                     300,000
Ethel Mitchell                   1,000,000
Brooke Mitchell                  6,000,000
Wet Coast Management Corp. (3)     250,000
William A. Randall, III            200,000
------------------------------------------

(1)  Rene Daignault is the spouse of Verlee Webb, whom is a shareholder  of FII.
(2) Susan Jeffs is the sole legal and beneficial owner of this company, and is the spouse of Richard N. Jeffs.
(3) Richard N. Jeffs is the sole legal and beneficial owner of this company, and is the spouse of Susan Jeffs.

None of the selling shareholders are broker-dealers or affiliates of a broker-dealer. Each of the selling shareholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S. Each of the selling shareholders also agreed, as set out in their respective subscription agreement and as evidenced by the legend on their respective share certificates, that they would not, within one (1) year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective Registration Statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

PLAN  OF  DISTRIBUTION

The fixed offering price will be $0.10 per share. The non-affiliate selling security holders may sell the offered shares at $.10 per share until our stock becomes listed or quoted on OTC Bulletin Board or other specified market, and after listing or quotation, at market prices or privately negotiated prices. Affiliate selling security holders and related parties of these affiliates will make their resales at a fixed price of $.10 per share for the duration of the offering and such shareholders have been deemed underwriters by the Securities and Exchange Commission for the purpose of this registration statement.

The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     - privately  negotiated  transactions.

We will not receive any of the proceeds from the sale of those shares being offered.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

Regulation M, and Rules 100 through 105 under Regulation M, govern the activities of issuers, underwriters, and other persons participating in a securities offering and contain provisions designed to eliminate the risks of illegal manipulation of the market price of securities by those persons.

Regulation M proscribes certain activities that offering participants could use to manipulate the price of an offered security. Regulation M contains six rules covering the following activities during a securities offering: (1) activities by underwriters or other persons who are participating in a distribution (i.e. distribution participants) and their affiliated purchasers; (2) activities by the issuer or selling security holder and their affiliated purchasers; (3) NASDAQ passive market making; (4) stabilization, transactions to cover syndicate short positions, and penalty bids; and (5) short selling in advance of a public offering. Of particular importance to our selling security holders, and potential purchasers of their shares being offered for resale, are Rule 102 and Rule 104.

Rule 102 applies only during a "restricted period" that commences one or five business days before the day of the pricing of the offered security and continues until the distribution is over. Rule 102 covers issuers, selling security holders, and related persons. The rule allows issuers and selling security holders to engage in market activities prior to the applicable restricted period. During the restricted period, Rule 102 permits bids and purchases of odd-lots, transactions in connection with issuer plans, and exercises of options or convertible securities by the issuer's affiliated purchasers, and transactions in commodity pool or limited partnership interests during distributions of those securities.

Rule  104  regulates stabilizing and other activities related to a distribution.
Rule 104 allows underwriters to initiate and change stabilizing bids based on the current price in the principal market (whether U.S. or foreign), as long as the bid does not exceed the offering price. Also, by providing for greater disclosure and record keeping of transactions that can influence market prices immediately following an offering, Rule 104 addresses the fact that underwriters now engage in substantial syndicate-related market activity, and enforce penalty bids in order to reduce volatility in the market for the offered security.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

                                LEGAL PROCEEDINGS

We are not a party to any pending litigation or legal proceedings and none is contemplated or threatened.

                                   MANAGEMENT

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

------------------------------------------------------------------------------
NAME AND ADDRESS                         AGE                  POSITIONS
------------------------------------------------------------------------------
PATRIZIA  LEONE-MITCHELL
1901-1128  Quebec  Street
Vancouver,  British  Columbia                       president and sole member
V6A 4E1   Canada                        36          of the board of directors
------------------------------------------------------------------------------
SEAN  MITCHELL
1901-1128  Quebec  Street
Vancouver,  British  Columbia
V6A 4E1   Canada                        36          treasurer
------------------------------------------------------------------------------
RENE  DAIGNAULT
2175  Cortell  Street
North  Vancouver,  British  Columbia
V7P 2A8   Canada                        36          secretary
------------------------------------------------------------------------------

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

BACKGROUND  OF  OFFICERS  AND  DIRECTORS

PATRIZIA LEONE-MITCHELL - SOLE DIRECTOR AND PRESIDENT - Patrizia has been our president and sole director since incorporation. Patrizia graduated from the University of British Columbia and then completed postgraduate studies at the Fashion Institute of Technology in New York. Patrizia is the spouse of Sean Mitchell. Since 1990, Patrizia has worked in the fashion industry and for Leone International Marketing Inc. as the head women's wear buyer and the executive in charge of marketing and advertising. Leone International Marketing Inc. is a retail fashion boutique located at 757 West Hastings Street, Vancouver, British Columbia, Canada.

SEAN MITCHELL - TREASURER - Sean has been our treasurer since inception. Sean is the spouse of Patrizia Leone-Mitchell. Since graduating from the University of British Columbia in 1989, Sean has developed extensive experience in a diverse range of business developments, including commercial real estate salesman for Royal Lepage Commercial Inc. from January 1995 to December 1996 and from March 1997 to December 1999 as an Associate with The Pacific Rim Group dealing with merchant banking and enterprise development services within the private and public markets. Since November 2001, he has been working for Leone International Marketing Inc., with a focus on their A-Wear clothing collection. Responsibilities include working with clothing factories, merchandising personnel, assisting with logistics (shipping, receiving and accounts payable), assisting merchandise buyers and assisting marketing executives. Royal Lepage Commercial Inc. was a real estate brokerage firm with offices across Canada and a focus on commercial real estate sales and leasing. The Pacific Rim Group had offices in Vancouver, Canada and Hong Kong and was a financial services organization focused on assisting private and public entities. Leone International Marketing Inc. is a retail fashion boutique located at 757 West Hastings Street, Vancouver, British Columbia, Canada. Sean is also a promoter of DDI International Inc.

RENE DAIGNAULT - CORPORATE SECRETARY - Rene has been our secretary since inception. Since 1993, Rene has been a business and securities lawyer in British Columbia and a member in good standing with the Law Society of British

Columbia. From November 1993 to October 1998, Mr. Daignault was an associate at Walker & Company, law firm. From November 1998 to August 1999, Mr. Daignault was an associate at Russell & DuMoulin, law firm. From September 1999 to June 2002, Mr. Daignault was an associate at Jeffs & Company Law Corporation. Since July 2002, Mr. Daignault has been working as a sole practitioner. Rene is also an officer and a promoter of DDI International Inc.

CONFLICTS  OF  INTEREST

We believe that Patrizia Leone-Mitchell, Sean Mitchell and Rene Daignault will be subject to conflicts of interest because they will not be devoting full-time to our operations. Patrizia will devote a minimum of 20 hours a week to our operations and Sean will devote a minimum of 20 hours a week. However, Rene devotes the majority of his time to his law practice and will only be able to devote 10 hours a week to our operations.

                             EXECUTIVE COMPENSATION

Our officers and directors have not received any compensation. There are no plans to compensate them, unless and until we begin to realize revenues and become profitable in our business operations.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

REGARDING INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 THAT MAY BE PERMITTED TO DIRECTORS OR OFFICERS UNDER NEVADA LAW, WE ARE
INFORMED  THAT,  IN  THE  OPINION  OF  THE  SECURITIES  AND EXCHANGE COMMISSION,
INDEMNIFICATION IS AGAINST PUBLIC POLICY, AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of Common Capital Shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

--------------------------------------------------------------------------------------------
Title of class.     Name and address              Number of shares            Percent of
                    of beneficial owner           beneficially owned (1)      Class (2)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                   Patrizia Leone-Mitchell
Common Capital     1901-1128 Quebec Street            2,000,000                  28.57%
Shares             Vancouver, British Columbia
                   V6A 4E1   Canada
--------------------------------------------------------------------------------------------
                   Sean Mitchell
Common Capital     1901-1128 Quebec Street                    0                      0
Shares             Vancouver, British Columbia
                   V6A 4E1   Canada
--------------------------------------------------------------------------------------------
                   Rene Daignault
Common Capital     2175 Cortell Street                  500,000 (3)               7.14%
Shares             North Vancouver, B. C.
                   V7P 2A8   Canada
--------------------------------------------------------------------------------------------
                   Maria Leone
Common Capital     1225 West 8th Ave                    600,000                   8.57%
Shares             Vancouver, British Columbia
                   V6H 1C7   Canada
--------------------------------------------------------------------------------------------
                   Richard N. Jeffs
Common Capital     c/o 42 Brook Street                  500,000 (4)               7.14%
Shares             London, W1K 5DB, UK
--------------------------------------------------------------------------------------------

                                       11

--------------------------------------------------------------------------------------------
                   Peter Maddocks
Common Capital     3901 Braemar Place                   400,000                   5.71%
Shares             North Vancouver, B.C.
                   V7N 4M8   Canada
--------------------------------------------------------------------------------------------
                   William A. Randall, III
Common Capital     500 - 840 Howe Street                400,000                   5.71
Shares             Vancouver, British Columbia
                   V6Z 2L2   Canada
--------------------------------------------------------------------------------------------
                   Dr. Brooke Mitchell
Common Capital     5232 Malaspina Place                 400,000 (5)               5.71%
Shares             North Vancouver, B.C.
                   V7R 4M1  Canada
--------------------------------------------------------------------------------------------
ALL OFFICERS AND DIRECTORS AS A GROUP (3 PERSONS)     2,500,000                  35.71%
--------------------------------------------------------------------------------------------

(1) The listed beneficial owners have no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.

(2) Based on 7,000,000 Common Capital Shares issued and outstanding as of the date of this Form SB-2.

(3)   These  shares  are  directly  owned  by  Verlee  Webb,  the spouse of Rene
      Daignault.

(4) 250,000 of these shares are directly owned by Richard N. Jeffs. The remaining 250,000 shares are directly owned by Jeffsco Holdings Ltd., which is wholly owned by Susan Jeffs, the spouse of Richard N. Jeffs.

(5) 200,000 of these shares are directly owned by Dr. Brooke Mitchell. The remaining 200,000 shares are directly owned by Beverly Mitchell, the spouse of Dr. Brooke Mitchell.

                            DESCRIPTION OF SECURITIES
COMMON  STOCK

Our authorized capital stock consists of 200,000,000 Common Capital Shares with a par value $0.001 per share. The holders of our Common Capital Shares:

1. have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

2. are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3. do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All Common Capital Shares now outstanding are fully paid for and non-assessable.

No shareholder approval is required for the issuance of our securities, including common shares, stock options and share purchase warrants.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE  VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH  DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA  ANTI-TAKEOVER  PROVISIONS

There are no Nevada anti-take over provisions that may have the affect of delaying or preventing a change in control. Also, we are not aware of any arrangements that may result in a change in control of FII.

                       ORGANIZATION WITHIN LAST FIVE YEARS

RELATED  TRANSACTIONS

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which we were a party other than the following:

On June 10, 2002, we signed an option agreement with our president and sole director, Patrizia Leone-Mitchell. We were granted the right to earn the full title, rights and interest in certain assets in consideration of issuing Patrizia Leone-Mitchell 2,000,000 Common Capital Shares. To fully exercise our option and to earn the full title, right and interest in the assets we will have to pay Patrizia Leone-Mitchell an additional $250,000 cash by June 9, 2004. This cash payment represents consideration for the continued services that Patrizia will provide in developing and enhancing our website. The assets include the domain name, "fashion-international.com", Patrizia Leone-Mitchell's fashion and business experience, the FII business plan, extensive preliminary research on developing the FII business plan, and preliminary development of the web layout and the content to be contained in our website.

Patrizia's has many years of fashion and business experience that we will benefit from by having Patrizia as our sole director and President, which we will be able to rely on and use in developing and adding value to our business and website. The value of these assets was determined by Patrizia based on (1) the many years of fashion and business experience that Patrizia will provide to us through her services as director and president, (2) the goodwill of Patrizia's name in the fashion industry, and (3) the amount of time and effort Patrizia has put into developing the website and domain name. In addition, Patrizia incurred costs of approximately $200 to acquire the assets.

The term of the option agreement can be extended for an additional 12 months at our discretion. As consideration for the extension of term, we would have to issue an additional 500,000 shares to Patrizia.

Since inception, we have incurred approximately $2,170 in legal fees to a law firm where Rene Daignault worked as an associate. The legal fees were for our incorporation and organization as well as the drafting and filing of this registration statement.

TRANSACTIONS  WITH  PROMOTERS

Patrizia Leone-Mitchell, Sean Mitchell and Rene Daignault are the promoters of FII. They are the only persons who taken an initiative in founding and organizing our business.

                             DESCRIPTION OF BUSINESS

GENERAL

We are a development stage company that was incorporated in the State of Nevada on May 3, 2002. We maintain our statutory registered agent's office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and our business office is located at 1901-1128 Quebec Street, Vancouver, British Columbia, V6A 4E1 Canada. Our telephone number is (604) 687-8210. Our offices are located in the home of Patrizia Leone-Mitchell, our president, and are used rent free.

We intend to develop a fashion portal located at WWW.FASHION-INTERNATIONAL.COM that will be focused on providing products and services for the global fashion industry. The FASHION-INTERNATIONAL.COM portal will be focused on designer fashions, attempting to provide a content rich experience for many different segments of the fashion industry, including: designers, manufacturers, distributors, retailers and consumers.

PRODUCTS  AND  SERVICES

We intend to provide the following services to participants in various sections to be found on our website:

     Designer  Collections
     ---------------------

We will provide coverage and showcase designer collections from around the world at the FASHION-INTERNATIONAL.COM fashion portal. Different viewing formats will be available when technology permits:

- Photo Album - allowing the viewer to view several pictures at a time and if they desire to see any of the pictures in further detail - they simply click on the photo to enlarge the image.

- Slide Show - a collection will be displayed in a series of pictures that will automatically flash up one after another.

We believe that the Firstview.com has one of the most comprehensive websites showcasing designer's current and past clothing collections. We have not entered into any agreement or commenced negotiations with Firstview.com at this time. Initially, it is our intention to provide a hyperlink from FASHION-INTERNATIONL.COM to Firstview.com for participants to view designer collections. Patrizia and Sean will continue to identify other sources for viewing designer collections.

     Designer  Biographies
     ---------------------

In this section of the website, participants will have access to information regarding different designers:

- Biographies - information on designers and the organizations that they operate, including details of their personal lives, inspirations, awards, achievements, goals and ambitions.

Biographical information on designers and their organizations is currently available on the Internet. We intend to compile this information into a focused section and provide hyperlinks to each designer's website (if they have one) for further information for the participant. Initially, Patrizia and Sean will compile this information and continue to ensure that it is current.

     Interactive  Fashion  Consulting  and  Communication

In this section of the website, participants will have access to expert fashion advice:

- General Fashion Advice - Expert opinions will be provided on the many different fashion and style issues, including: current designer fashions, trends, styles, fabrics, colours and textures.

- Personal Fashion Advice - Expert opinions will be provided to interested participants on individual beauty techniques, style and fashion advice as it relates to an individual's unique characteristics.

Initially,  Patrizia  will  provide  these  online  services  to  participants.

     News  &  Media
     --------------

In this section of the website, participants will have access to current fashion industry news and media events:

- Partnerships and Alliances - We will attempt to form strategic arrangements with third party news and media providers so that FASHION-INTERNATIONAL.COM has the most current, comprehensive and Relevant fashion news available.

Fashion "News and Media" is readily and widely available throughout the Internet. In addition to news wires, there are many fashion sites, including Elle.com, Vogue.com and WWD.com that have very comprehensive sections devoted to fashion news and media. We have not entered into any agreement or commenced negotiations with any news wire company or any fashion organization at this time. Initially, it is our intention to provide a hyperlink from FASHION-INTERNATIONL.COM to any information source's website until such time as we have established an understanding or agreement with such other organization for use of their fashion information directly on the FASHION-INTERNATIONAL.COM website. Initially, Patrizia and Sean will be responsible for identifying sources of fashion news and media.

     Education  &  Employment
     ------------------------

In this section of the website, participants will have access to information relating to education and employment within the fashion industry:

- Education and Associated Learning Systems - Some of the features will include informative descriptions of all the top fashion institutions in the world as well as links to their respective websites.

- Employment - Indexes and listings of current internships and co-op programs available in the fashion industry; as well as any other relevant and informative information that participants and the fashion industry may deem appropriate and useful for connecting employment requirements with opportunities.

We have not entered into any agreements or commenced negotiations with any companies or organizations for the listing of their respective information on our website. Brief summaries of the different educational opportunities will be listed with a hyperlink to the organization's homepage. Similar summaries regarding internships, co-op programs and employment opportunities will be listed with hyperlinks to the respective organization's website. Initially, Patrizia and Sean will be responsible for identifying sources of fashion education and employment.

     Fashion  Calendar  and  Index
     -----------------------------

In this section of the website, participants will have access to a fashion calendar and information index:

- Calendar - A comprehensive fashion calendar will be available, that will attempt to detail major events in the global fashion world as well as any relevant information pertaining to the events.

- Index - An information index for all participating designers and fashion retailers will be available and may include: corporate address, corporate mailing address, communication numbers, website address, contact names, fashion labels available, hours of operation and any other informative information that may be appropriate

Sources of this information are readily and widely available on the Internet. We intend on compiling this information in one section of the website, providing relevant information plus a hyperlink (if available) to the event's homepage and possibly to the different participant's website. Patrizia and Sean will be responsible for identifying and compiling details for the fashion calendar and information index.

     Designer  Fashions  &  Hollywood  Stars
     ---------------------------------------

In this section of the website, participants will have access to information relating to Hollywood stars and their passion for high fashion:

- Hollywood Stars - This section will be devoted to revealing and exposing the stars of Hollywood in all their designer apparel. Information will range from exposure at the Academy Awards many other high profile events around the world that highlights stars and their designer clothes.

Sources of this information are readily and widely available on the Internet. Many fashion sites including Elle.com, Instyle.com and Vogue.com have information on Hollywood stars and the designer clothes that they wear. In addition, there are movie and broadcast industry organizations (Fox Television, Lions Gate Entertainment etc) as well as mainstream media organizations (People magazine, Entertainment Tonight etc.) that have resources devoted to providing information on "Hollywood Stars" (including their designer clothes collections). We have not entered into any agreement or commenced negotiations with any fashion, movie or broadcast organization at this time. Initially, it is our intention to provide a hyperlink from FASHION-INTERNATIONL.COM to any information source's website until such time as we have established an understanding or agreement with such other organization for use of their information directly on the FASHION-INTERNATIONAL.COM website. Initially, Patrizia and Sean will be responsible for identifying and establishing agreements with different sources of content on Hollywood stars and their designer fashions.

     Newsletter
     ----------

In this section of the website, participants will have access to our newsletter:

- Newsletter - A newsletter will be developed for the enjoyment of fashion enthusiasts around the world. The newsletter will focus on exciting and relevant developments that are transpiring in the designer fashion world. The newsletter will be informative and interesting with a distinct Emphasis on points of interest that the fashion consumer will find enjoyable.

Initially,  Patrizia  will  develop  the  newsletter.

All products and services will only be provided online via the Internet. We have no definitive suppliers that we are solely dependent on for supply of any goods or services. We will continue to internally develop the website with services that can be maintained and updated as new and relevant information becomes available. Large fashion organizations throughout the world will continue to be the source of such information. The diversity of these large organizations in combination with the diversity in the fashion industry provides a level of predictability that there will continue to be sources of fashion information available into the foreseeable future.

We will offer a fashion portal that is user friendly and oriented, with a focus on combining internally developed content with third party developed content. We believe that developing a fashion portal were users can come and utilize internally developed content as well as have the ability to access other fashion oriented/focused websites via hyperlinks will be very useful and become a valuable resource for users. We consolidate content from many different and diverse sources and present it to our users in a very simple and user-friendly manner. There is an enormous amount of fashion-oriented information currently available on the Internet, however we believe one of the biggest challenges facing users is locating all this information in a timely manner. The FII fashion portal will attempt to identify key areas of interest (described above) and consolidate different sources (or access via hyperlinks) of this information for the benefit of our users.

We have not entered into any agreement or commenced negotiations with any organization that may be a provider of information. Generally, most Internet websites freely permit hyperlinks to their website because it is another source of more viewers/users for their services. FII will identify different websites that contain relevant content and contact them for permission to provide a hyperlink from www.fashion-interantional.com to their website. We do not anticipate any problems providing hyperlinks to other websites because FII will develop a professional and ethical fashion portal that will be a benefit to its users as well as to other websites that it provides hyperlinks to. The use of hyperlinks within the Internet industry is very common and it has become one of the main tools for allowing users to move form one related website to another related website. FII will use hyperlinks were possible to develop their fashion portal. If FII encounters any situation where another website does not allow a hyperlink from FII, FII will find other sources for that particular content.


FII's fashion portal will have hyperlinks to other related websites so that users can initially come to the FII portal and then determine the information that they are interested in and then hyperlink to the website (source) that they feel will provide this content. FII feels that developing a large base of users will be the key to developing different and diverse sources of revenue (as described in Sources of Revenue). The FII fashion portal will contain some internally developed content, but FII recognizes that there are many different sources of fashion content currently available on the Internet that developing a gateway - fashion portal - for users to more easily access all this information will be very useful. As the number of users of the fashion portal grows, it will be easier for FII to capitalize on revenue opportunities from advertising fees, sponsorship fees, affiliate fees, fashion consulting fees and premium subscriptions. FII anticipates that the advertising, sponsorship and affiliate fees will initially be derived from the fashion industry and fashion related organizations. The development of the fashion portal and the use of hyperlinks to other related websites will be a positive key to increasing the number of users and ultimately the foundation for developing different and diverse sources of revenue. We do not feel that the use of hyperlinks will diminish our ability to generate revenue from the outlined sources of revenue; in fact we feel that the fashion portal will greatly benefit from the extensive use of hyperlinks.

Currently, we do not have any insurance coverage for any potential liabilities. In the future, if it is affordable, we may obtain general liability insurance.

MARKET

There are many different segments to this market including designers, manufacturers, distributors, retailers and consumers. While each segment is large, the following will attempt to provide a sample illustration of the size of some of these different segments of the global fashion industry.

     Fashion  Designers
     ------------------

The leading European design houses tend to be the inspiration for the global fashion industry. While they tend to be the leaders, many other designers, manufacturers and distributors will then leverage off of these designs and incorporate the styles into their own collections for the mass population around the globe. According to the designers listed at Firstview.com, there are in excess of 650 "leading" designers (this may include several collections produced by the same designer or their fashion house).

     Fashion  Retailers
     ------------------

This segment of the global fashion industry is extremely diverse. Within this segment there are designer couture boutiques at one end of the spectrum and retailers focused on casual fashions for maternity women on the other end of the spectrum. In between, you have numerous large and niche markets with several large and small retailers competing for market share.

     Fashion  Consumers  -  U.S.A.
     -----------------------------

According to the U.S. Census Bureau, the Estimated Retail Sales for "Clothing and clothing accessories stores" within the USA in 1999 was US$159,651,000,000.

The global fashion industry has many large, small, niche and specialized segments within. Initially, we will attempt to focus on several key segments of this global industry in building the fashion portal. Then we will attempt to leverage into other segments and capitalize on other opportunities as they become available.

COMPETITION

The industry in which we will operate is extremely competitive and always changing. Within the Internet marketplace, there are an enormous number of corporations that are competing for online users, advertising dollars, sponsorship fees and many other unique opportunities for revenue. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

o greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;
o  easier  and  more  access  to  capital;
o  longer  operating  histories;
o  greater  name  recognition  and  established corporate identity;
o  larger  user  base;  and
o  developed  websites.

More specifically, online participants focused on the fashion industry are growing and the services and products that they are offering continues to increase at a rapid rate. Fashion designers, retailers, consumers and other industry participants do not rely solely on the use of the Internet to communicate and interact. There are many alternative and traditional means that will continue to provide competition to the utilization of the Internet for similar purposes. We believe that competition will grow as the Internet usage increases and it becomes an easier and more efficient medium for the fashion industry participants to interact.

We  have  identified  some  of  the  competition  and  highlighted  them  below:

o  Large and established information technology consulting service providers.

o Online services, portals or websites targeting the fashion industry; including designers, retailers, consumers and other industry participants such as: Firstview.com and Oxygen.com.

o Publishers and distributors of traditional offline media, including those targeting the fashion industry, many of which have established or may establish websites. Some of these are as follows: Vogue.com, Elle.com, Style.com, Instyle.com, GQ.com and Maximonline.com.

o General-purpose consumer online services and portals and other high-traffic websites, which provide access to fashion content and services.

o Public sector and non-profit websites that provide information without advertising or commercial sponsorships.

o Vendors of fashion information, products and services distributed through other means, including direct sales, mail and fax messaging.

We believe that we will be able to compete with our competition by implementing a very focused marketing plan (see Plan of Operation and Marketing below for more details on our marketing plans). We will offer a fashion portal that is user friendly and oriented, with a focus on combining internally developed content with third party developed content. We believe that developing a fashion portal where users can come and utilize internally developed content as well as have the ability to access other fashion oriented/focused websites via hyperlinks will be very useful and become a valuable resource for users. In addition, we are not part of any large conglomerate (fashion, media or otherwise), hence we will be able to provide non bias information and opinions without the concern of damaging other diverse corporate relationships. This independence will allow us to consolidate content from many different and diverse sources and present it to our users in a very simple and user-friendly manner. There is an enormous amount of fashion-oriented information currently available on the Internet, however we believe the challenge for users is locating all this information in a timely manner. The FII fashion portal will attempt to identify key areas of interest (as described in Products and Services) and consolidate different sources (or access via hyperlinks) of this information for the benefit of our users. We will attempt to determine the needs and requirements of our users and be able to deliver content that they deem important, our competition might not be able to provide this level of focused service and content. We intend to develop different promotional programs that will benefit our users, which may include giveaways, free services, and other promotional activities.

     Online  Designer  Websites
     --------------------------

We believe that fashion designers will not want to disrupt their existing distribution channels that they have developed and cultivated over the last several decades. Therefore, designers will be very hesitant to adopt the Internet as a medium to sell directly to the fashion enthusiast and undermine the existing retailers of their goods. They will however, utilize the Internet to market and display their entire collection of goods to the fashion enthusiasts throughout the world and encourage them to purchase the goods at the existing retailers. This entire philosophy has been incorporated into the principals of developing FASHION-INTERNATIONAL.COM and allowing traditional retailers to leverage the power of the Internet as an added corporate feature to their traditional retailing operations.

Many of our competitors have greater financial, technical, product development, marketing and other resources. These organizations may be better known and have more customers and stronger fashion industry relationships. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form.

REGULATIONS

Regulation  of  Internet

Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

           o  user  privacy
           o  freedom  of  expression
           o  pricing
           o  content  and  quality  of  products  and  services
           o  taxation
           o  advertising
           o  intellectual  property  rights
           o  information  security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

We will abide by all copyright laws and will ensure that any copyrighted information that is provided on our website has received approval from the source of the copyright information. When using the information provided or republished from other sources and to protect FII from any potential intellectual property claims we will endeavor to obtain all necessary consents prior to the use of the sources and we will reference the sources in our website to give full credit to the sources. For information that we are unable to obtain the required consents, we will simply provide a link on our website to the website containing the information rather than providing the information on our website or we will find alternative and more co-operative information providers.

EMPLOYEES

We have no full time employees and three part time employees, Patrizia Leone-Mitchell, Sean Mitchell and Rene Daignault. None of the employees are compensated for their services and we do not have an employment agreement with any employee. Patrizia will devote approximately 20 hours per week of her time to our operations. Patrizia Leone-Mitchell's duties will be to handle our day-to-day administration as well as the responsibilities outlined in the Products and Services section. These responsibilities include identifying other sources for viewing designer collections, ensuring designer biographies are current, providing online fashion consultation, identifying sources of fashion news, fashion education and employment compiling information for a fashion calendar and index, establishing agreements with different sources of content on Hollywood stars and their designer fashions and the development of a newsletter. Sean will assist Patrizia with many of these responsibilities (as outlined in the Products and Services section). It is management's opinion that Patrizia will be able to handle these responsibilities on a part-time basis.


We intend to hire third party independent contractors for development of our website and to host our website, and the third party independent contractors will be under the supervision of our officers and directors. As of today's date, we are currently in the process of retaining a website developer and a hosting party for our website. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

PLAN  OF  OPERATION

We have not had any revenues generated from our business operations since our incorporation.

PHASE I - SIX MONTH DURATION (AUGUST 2002 THROUGH JANUARY 2003) Phase I of our plan is approximately 90 % complete. Since commencing our plan of operation, we have commenced developing many of the basic features and services that will be offered at the www.fashion-international.com website. To date, initial layout and design of the website has been determined and completed, preliminary functionality operations have been incorporated into the website , and a third party "web developer/programmer" has been identified to assist in the development of the website, a web hosting organization has been identified and technical solutions are being arranged for the launch and hosting of the FII fashion portal. Some of the basic features that we intend to have operational at the launch of the website are as follows:


     Designer Collections - This section will allow the viewer to view pictures of different designer collections. Initially, it is our intention to provide a hyperlink from FASHION-INTERNATIONL.COM to other fashion oriented websites that currently have a section devoted to pictures of designer's collections. FII has identified several different sources that provide pictures of designer collections. Estimated cost of developing this section in Phase I and enhancing this section in Phase II and III is zero.

     Designer Biographies - This section of the website will allow participants access to information on different designers, including: their fashion organizations, details of their personal lives, inspirations, awards, achievements, goals and ambitions. We intend to compile this information into a focused section and provide hyperlinks to each designer's website (if they have one) for further information for the participant. This content has been compiled and is being incorporated into the fashion portal. Estimated cost of developing this section in Phase I and enhancing this section in Phase II and III is zero.

     Interactive Fashion Consulting and Communication - In this section of the website, participants will have access to expert fashion advice such as: General Fashion - current trends, styles, colours, textures and fabrics. Initially, Patrizia will provide these online services to participants and this content has been completed and is being incorporated into the fashion portal. Estimated cost of developing this section in Phase I and enhancing this section in Phase II and III is zero.

     Education & Employment - In this section of the website, participants will have access to information relating to education and employment within the fashion industry, including: (a) Education and Associated Learning Systems - informative descriptions of all the top fashion institutions in the world as well as hyperlinks to their respective websites; and (b) Employment - Indexes and listings of current internships and co-op programs available in the fashion industry. Brief summaries of the different educational, internships, co-op programs and employment opportunities will be listed with a hyperlink to the organization's homepage. This content has been compiled and is being incorporated into the fashion portal. Estimated cost of developing this section in Phase I and enhancing this section in Phase II and III is zero.

     Fashion Calendar and Index - In this section of the website, participants will have access to the following: (a) Fashion Calendar - that will attempt to detail major events in the global fashion world as well as any relevant information pertaining to the events; and (b) Fashion Index - outlining corporate details, including: corporate address, corporate mailing address, communication numbers, website address, contact names, fashion labels available, and hours of operation. Sources of this information are readily and widely available on the Internet. We intend on compiling this information in one section of the website, providing relevant information plus a hyperlink (if available) to the event's homepage and possibly to the different fashion organization's website. FII has identified different sources of this information. Estimated cost of developing this section in Phase I and enhancing this section in Phase II and III is zero.

     Designer Fashions & Hollywood Stars - This section of the website, participants will have access to information relating to Hollywood stars and their passion for high fashion designer clothing. Sources of this information are readily and widely available on the Internet. We intend on compiling this information in one section of the website, providing relevant information plus a hyperlink (if available) to other websites with sections devoted to Hollywood stars and designer fashions. FII has identified different sources of this information. Estimated cost of developing this section in Phase I and enhancing this section in Phase II and III is zero.

All products and services will only be provided online via the InternetWe have no definitive suppliers that we are solely dependent on for supply of any goods or services. We will continue to internally develop the website with services that can be maintained and updated as new and relevant information becomes available. Large fashion organizations throughout the world will continue to be the source of such information. The diversity of these large organizations in combination with the diversity in the fashion industry provides a level of predictability that there will continue to be sources of fashion information available into the foreseeable future. We have reached an unwritten agreement with Nicole Milkovich to provide the website design at a cost of $1,000. This fee will cover the work to be done in both Phase I and Phase II and will include the graphic design and layout of the entire website, programming of the website for its functionality, assistance with populating the website with the identified content and assistance with the launch of the website.

FII does not intend to pay for any content and will develop/compile as much content as possible internally when third party content is not available. In situations where the content is not available free of charge from third parties (complying with all copyright laws) and where we feel certain content is critical to FII, we will attempt to establish co-operative agreements with these content providers. The FII fashion portal will make extensive use of hyperlinks to related websites and their products and services, offering FII users a fashion portal that is user friendly with a focus on combining internally developed content with third party developed content. We believe that developing a fashion portal were users can come and utilize internally developed content as well as have the ability to access other fashion oriented/focused websites via hyperlinks will be very useful and become a valuable resource for users. There is an enormous amount of fashion-oriented information currently available on the Internet, however we believe the challenge for users is locating all this information in a timely manner. The FII fashion portal will attempt to identify key areas of interest (as described in Products and Services) and consolidate different sources (or access via hyperlinks) of this content for the benefit of our users. It is not the intention of FII to eliminate hyperlinks to other related websites containing content because FII has developed similar content internally, but rather to continue to provide its users with more extensive and comprehensive options for fashion content - whether the content is developed internally or provided via a hyperlink to a third party website.

We will develop a marketing plan focused at the North American fashion industry. The website will be the focus of this marketing plan and we will attempt to attract fashion designers, retailers and consumers/enthusiasts to the website. A marketing technique that will be detailed in the marketing plan (and implemented in Phase II) will be a top down marketing technique. This approach commences by contacting large fashion organizations, associations and industry leaders and introducing our website and services to them. We will then further implement this top down marketing approach by contacting specific fashion designer organizations, fashion retailers, and fashion consumers by utilizing direct contact: telephone, fax, mail and email. We will make extensive use of the Internet as a basis for contact because of its effectiveness and zero cost. In addition to marketing within the fashion industry directly, FII intends to market our website through more conventional online technologies, including search engines. All marketing materials will be developed to enhance and replicate the FII corporate identity (a trusted, current and consistent resource within the online fashion industry) that we will develop at www.fashion-international.com. Initial North American marketing efforts will be implemented in the most cost effective manner possible - internally developed materials, dissemination of materials via the Internet (email), fax or mail. FII will continue to implement this internally developed/implemented top down marketing effort in North America and Europe (Phase III) until there are corporate resources available to increase the website marketing budget.


FII recognizes the limited financial resources available at this time and will allocate them conservatively. Our Internet based fashion portal will allow us to leverage off the technology synergies available in marketing and content development/compiling. All the development and compiling of fashion content is being provided by Patrizia and Sean - unless otherwise stated. FII will market the fashion portal primarily via the Internet through sending emails and spreading the FII corporate identity through hyperlinks (allowing other organizations to hyperlink to FII and vice versa). We believe that this is the most effective way to penetrate the fashion industry, but we also believe it is the cheapest way to market the FII fashion portal. Sending emails to fashion industry participants in addition to fashion enthusiasts (users) is very inexpensive and very focused on our target market.

Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $500. Total expenditures for phase I are anticipated to be US$1,750.

PHASE II - THREE MONTH DURATION (February 2003 through April 2003)- We intend to
(1) launch our website (February , 2003), (2) seek contributors and subscribers (February 2003) , and (3) commence the North American marketing plan (February
2003) in phase II and we plan to begin generating revenues in April 2003. The website was launched in late January 2003 and continues to be updated and populated. We will continue to develop the sections and subsections that were developed in Phase I. In addition, we will develop enhanced features and services to be incorporated into our website. Some of the enhanced features and sections that we intend to incorporate into the website are as follows:

Interactive Fashion Consulting and Communication - In addition to the General Fashion consultation developed in Phase I, a Personal Fashion Consultation will be developed, including advice on individual beauty techniques, style and fashion as it relates to an individual's unique characteristics. The interactive features of the service will be limited - allowing the participant the opportunity to send an e-mail with the description of the fashion questions/concerns as well as allowing a picture of the participant to accompany the e-mail. The participant will receive a personal e-mail response containing the fashion consultation/information. Initially, Patrizia will provide this personal fashion consulting and it is estimated that she will require two hours per week (this is dependent on the number of fashion participants requiring the service). Estimated cost of developing this section in Phase II and enhancing this section in Phase III is zero.


News & Media - In this section of the website, participants will have access to current fashion industry news and media events. We will attempt to form strategic arrangements with third party news and media providers so that

FASHION-INTERNATIONAL.COM has the most current, comprehensive and relevant fashion news available. Fashion news and media is readily and widely available throughout the Internet. In addition to news wires, there are many fashion sites that have very comprehensive sections devoted to fashion news and media.
Initially, it is our intention to provide a hyperlink from FASHION-INTERNATIONL.COM to any information source's website until such time as we have established an understanding or agreement with such other organization for use of their fashion information directly on the FASHION-INTERNATIONAL.COM website. Estimated cost of developing this section in Phase II and enhancing this section in Phase III is zero.

Newsletter - This section of the website will allow participants access to our newsletter: The newsletter will focus on exciting and relevant developments that are transpiring in the designer fashion world. The newsletter will be informative and interesting with a distinct emphasis on points of interest that the fashion consumer will find enjoyable. Initially, Patrizia will develop the newsletter and it is anticipated that she will require one hour per week to develop and update the newsletter. Estimated cost of developing this section in Phase II and enhancing this section in Phase III is zero.


Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $800. Total expenditures for phase II are anticipated to be US$2,050.

PHASE III -THREE MONTH DURATION (May through July 2003)- We will continue to develop the sections and subsections that were developed in Phases I and II. We will expand our marketing efforts to include Europe (specifically Italy and France). Many fashion organizations are located in Europe. FII's marketing efforts to these European fashion organizations and fashion enthusiasts will utilize the same strategy as used in the North American Phase II. We will focus on our website and will attempt to attract fashion designers, retailers and consumers/enthusiasts to the website. We will implement a top down marketing technique by contacting large fashion organizations, associations and industry leaders and introducing our website and services to them. We will further implement this top down marketing approach by contacting specific fashion designer organizations and fashion retailers by utilizing direct contact: telephone, fax, mail, and e-mail. The large fashion designer organizations that have diverse fashion product offerings (women, men, couture, sportswear, junior, etc.) will be our primary focus because in marketing to these larger and diverse fashion organizations, FII believes that it will be able to attract a larger and more diverse number of users. We will make extensive use of the Internet as a basis for contact because of its effectiveness and zero cost. In addition to marketing with the fashion industry directly, FII intends to market its website through more conventional online technologies, including search engines. All marketing materials will be developed to enhance and replicate the FII corporate identity (a trusted, current and consistent resource within the online fashion industry) that we will develop at www.fashion-international.com.


Internally generated funds from increased revenues and the possibility of alternative financing options will determine the extent to which we will be able to grow and capitalize on the opportunities that exist within the global fashion industry.

Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $800. Total expenditures for phase III are anticipated to be US$2,050.

Total  expenditures  for  phase  I  -  III  are  anticipated  to  be  US$5,850.

It is anticipated that the FASHION-INTERNATIONAL.COM website and associated marketing materials will be initially developed internally with certain aspects of the development outsourced. Currently, FII's hardware and software requirements are being provided by its president free of charge. We do not anticipate any hardware or software upgrades during the first 12 months of operations. Web hosting hardware and software requirements will be provided by a web hosting organization (no agreement has been negotiated or executed) as part of their package of services provided. Preliminary discussions with web hosting organizations indicate that web hosting services cost between US$25-$50 per month.

We believe that we can complete the development of the website www.fashion-international.com from Phase I-III with the above allocated resources. We have a good working relationship with our web designer and given the initial designs and website functionality, it is management's opinion that we are receiving very good value. This development combined with in-house developed content (or free content provided by third party content providers) will greatly assist us in developing the fashion portal for limited capital. Upon completion of Phase III, we will have a fully functioning website providing content from the following sections: Designer Collections, Designer Biographies, Fashion Consulting (general and personalized), News & Media, Education and Employment, Fashion Calendar and Index, and Designer Fashions & "Hollywood stars". In addition, we will have a fashion-oriented newsletter.

We expect that we can satisfy our cash requirements for the next 12 months given the above listed expenditures. We also expect revenues generated from our website to contribute to our required working capital. However, until we are able to generate any revenue we may be required to raise additional working capital by way of equity. At any phase, if we find that we do not have adequate working capital to complete a phase, we may have to suspend our operations and attempt to raise more working capital so we can proceed. If we cannot raise the necessary working capital to proceed we may have to cease operations until we have sufficient working capital.

     Sources  of  Revenue

We have identified numerous sources of potential revenue from the FASHION-INTERNATIONAL.COM website. The following briefly describes these potential revenue opportunities, but no actual rates have been determined for the different fees:

     o  Advertising  Fees
        -----------------

Initial advertising efforts will be directed within the fashion industry - designers and retailers - so as to solidify the commitment of focusing FASHION-INTERNATIONAL.COM solely on the fashion world. Flexibility is one of the key features of the Internet and we will be very flexible in developing strategic advertising programs for participating corporations. Advertising will be for sale on the FASHION-INTERNATIONAL.COM fashion portal and rates will generally be based on duration, the number of impressions received by the advertisement and its relative position within the fashion portal. The most common form of this type of advertising is conducted through banners and other online visual displays. Generally, users will click on the banner and a hyperlink will take the user to the advertiser's website for further information. We will work very closely with all interested corporations to ensure that their advertising campaigns on the FASHION-INTERNATIONAL.COM portal are implemented and executed in a timely and professional manner.

     o  Premium  Subscriptions
        ----------------------

Creating loyalty with all participating parties - designers, retailers and fashion enthusiasts - will be a primary focus of FASHION-INTERNATIONAL.COM. With all the features available, FASHION-INTERNATIONAL.COM will be able to allow interested parties to subscribe for premium services. While it is not the intention to charge onerous subscription fees, FASHION-INTERNATIONAL.COM will offer great value to those who wish to distinguish themselves. Some of the exclusive features that premium subscribers may receive are Access to special online promotions and Newsletter subscriptions.

     o  Affiliate  Programs
        -------------------

Cross branding and the development of an extensive number of different affiliate programs will be a priority for us. The fashion industry and the concepts that FASHION-INTERNATIONAL.COM will be built upon lend themselves to the development of a tremendous affiliate program. The opportunities available between designers, retailers and fashion enthusiasts throughout the world are tremendous. We anticipate generating revenue growth through diverse and flexible affiliate programs.

     o  Sponsorship  Fees
        -----------------

Sponsorship rates will be based on duration, number of impressions and relative position within the FASHION-INTERNATIONAL.COM fashion portal. Sponsorship arrangements allow participating corporations to promote their products and services throughout a specific portion of the website. Due to the expected longer durations and more unique arrangements of a sponsorship relationship, participating corporations may require more customized and focused programs that will correlate with changing rate arrangements.

     o  Fashion  Consulting
        -------------------

Individual fashion consultation will be available at FASHION-INTERNATIONAL.COM for participants that require individual attention from fashion experts. While these services are available at certain designer retailers in large urban cities, they are not available to the mass consumers that reside outside these cities. Fashion and the desire for individuals to look stylish are very important in today's society and we believe that there is a demand for such fashion consulting and a willingness to pay for such services.

Initially, Patrizia will provide the personal consulting and co-ordinate the corporate efforts to attain arrangements involving advertising, subscriptions, sponsorships and affiliate programs. Sean will assist Patrizia in these efforts as outlined in "Products and Services" above. We will also evaluate the benefits of engaging a third party company to provide services to assist us in attaining revenue arrangements. We have not commenced any negotiations with any such company and have not entered into any agreements. We anticipate that any such agreement will be on a commission only basis and will have no cost to FII until such time as revenue arrangements are signed and revenue has commenced. It is at that time that FII will pay any third party company associated with the sales of revenue generating agreements. We believe that the allocation of time that will be devoted to FII (as outlined in the "Conflicts of Interest" section) by Patrizia, Sean and Rene will be sufficient to carry out all the responsibilities in developing FII.

Marketing

Marketing within the fashion industry is very important and we will ensure that the FASHION-INTERNATIONAL.COM website is developed with an emphasis on visual display combined with functionality. We are contemplating different marketing concepts to determine the most cost effective way of establishing the FASHION-INTERNATIONAL.COM as a trusted, current and consistent fashion brand. The marketing strategy will be focused so as to establish industry penetration in the most cost effective manner possible. The website will be the focus of this marketing plan and we will attempt to attract fashion designers, retailers and consumers/enthusiasts to the website. A top down marketing technique (implemented in Phase II) will commence by contacting large fashion organizations, associations and industry leaders and introducing our website and services to them. We will then further implement this top down marketing approach by contacting specific fashion designer organizations, fashion retailers, and fashion consumers by utilizing direct contact: telephone, fax, mail and email. In addition to marketing within the fashion industry directly, FII intends to market our website through more conventional online technologies, including search engines. All marketing materials will be developed to enhance and replicate the FII corporate identity (a trusted, current and consistent resource within the online fashion industry) that we will develop at www.fashion-international.com. Initial North American marketing efforts will be implemented in the most cost effective manner possible - internally developed materials, dissemination of materials via the Internet (email), fax or mail. FII will continue to implement this internally developed/implemented top down marketing effort in North America and Europe (Phase III) until there are corporate resources available to increase the website marketing budget.
Estimated  costs  of  website  marketing  are  US$2100  for  Phase  I-III.

     o  Corporate  Identity
        -------------------

The "FII corporate identity" will be developed so as to establish FII as a trusted, current and consistent resource within the online fashion industry. Once this is accomplished it must be consistently reinforced. Therefore, it will be critical to focus all marketing efforts to reinforce and appropriately reflect the components of the "FII corporate identity".

     o  Promotion
        ---------

In order to establish a sustainable level of fashion information and resources, we will need to continually establish industry relationships as well as attract new users. A comprehensive database of all potential fashion industry participants will be developed and their marketing requirements will be evaluated for applicability and compatibility for FASHION-INTERNATIONAL.COM. We will then be able to provide potential industry participants the opportunity to expose their fashion merchandise and services outside their existing and normal distribution channels.

     o  Public  Relations  and  Co-Marketing  Initiatives
        -------------------------------------------------

This will be the key medium in both the market entry stage, and our ongoing growth. PR initiatives will seek to leverage the initial adoption and success and insure that all participants in the industry are aware of the opportunities that exist in utilizing FASHION-INTERNATIONAL.COM fashion portal.

     o  E-Marketing  Initiatives
        ------------------------

We will develop an online marketing initiative that will be focused on industry participants and establishing a profile on their requirements. Establishing a comprehensive database of potential industry participants and their requirements will be very valuable in establishing a resource rich website. Establishing, maintaining and nurturing industry relationships will be critical in providing FASHION-INTERNATIONAL.COM with relevant information and the key to our continued growth. We will attempt to implement all manners of technology solutions to identify, establish, qualify, maintain and foster the necessary relationships within the fashion industry.

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations. We raised $25,000 for our Reg S private placement in June 2002. Those funds have been used to pay for our organizational costs and will be used to pay for the costs of this registration statement.

We had cash of $24,148 at June 30, 2002. From inception to June 30, 2002, we had a loss of $4,945, including (a) incorporation costs of $775 and legal fees of $77 for our incorporation and organization, (b) accrued legal fees of $2,170 for the preparation of this registration statement, and (c) accrued auditor's fees of $2,000 for the preparation of the audited financial statements. We have no long-term commitments or contingencies.

We had cash of $20,214 at October 31, 2002. From inception to October 31, 2002, we had a loss of $9,301. This represented an increase of $4,356 in losses since June 30, 2002, which were a result of (a) an increase of $35 for office and general expenses, (b) an increase of $3,355 in professional fees, which includes $500 in accrued auditor's fees and the balance of $2,855 for additional legal fees, and (c) an increase of $966 for regulatory and filing fees.

Our auditors have provided an explanatory note in our financial statements that indicates that we are an initial development stage company and our ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until our website is operational.

To meet our need for cash, we will rely on the proceeds raised from our June 2002 private placement and from revenues generated from our planned business operations. These proceeds will be applied to payment of expenses of this offering, development of our services, operation of our business and working capital. We cannot guaranty that these proceeds will be enough for us to stay in business and we do not know how long we can satisfy our cash requirements. If we require additional proceeds, we will have to find alternative sources, like a public offering, a private placement of securities, or loans from our officers or others.

We have discussed this matter with our officers; however, our officers are unwilling to make any commitment to loan us any money at this time. They are willing to review their decision in the future after they have had an opportunity to see how much money has been raised in other offerings in order to determine if there is a need for additional commitments by them. Even if there is a need for additional money, there is no assurance that the officers and directors will loan additional money to us. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this section, we have no other financing plans.

We  are  not  going  to  buy  or  sell  any  significant  equipment.

 In addition to the expenses set above, we anticipate that we will require approximately $19,000 for additional organization costs for the next 12 months. We will require approximately (a) $6,000 for our plan of operations, as described in the "Description of Business" section of this prospectus, (b) $1,000 for our transfer agent's annual fee, (c) $2,500 for accounting fees, (d) $1,000 for filing fees, (e) $1,000 for printing costs, and (f) $7,500 for accrued and additional legal fees. These estimates are based on the average of quotes for services we have obtained and on average costs of other entities that have filed a registration statement.

LIMITED  OPERATING  HISTORY;  NEED  FOR  ADDITIONAL  CAPITAL

There is no historical financial information about our company upon which to base an evaluation of our performance. See "Plan of Operation" on page 19 for more information. We are a development stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited working capital , possible delays in the development of our services, and possible cost overruns due to price and cost increases in services.

We have adopted a phased approach to the development of the website and our operations. This allows us to allocate the expenditures of our resources in very timely and measured manner. We will not continue with expenditures in any phase of the development if we feel we will be unable to complete the designated task. We may require further equity financing to provide for some of the working capital required to implement future development of the website and operations beyond phase I-III or for services and products that are currently not anticipated to be developed.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. However, if equity financing is available to us on acceptable terms, it could result in additional dilution to existing shareholders.

RESULTS  OF  OPERATIONS

FROM  INCEPTION  ON  MAY  3,  2002

We have not acquired any ownership interest in the assets acquired from Patrizia Leone-Mitchell, however, we have made an initial payment for the assets.

Since inception, the proceeds raised in our June 2002 private placement have paid for the cost of our organization. The cost of our organization are legal fees for incorporation and organization; fees paid to our auditors; and the cost of obtaining our interest in the assets under the option agreement. The costs of organization from inception to October 31, 2002 were $9,301. The costs are based upon our out-of-pocket cost, i.e. the amount of money we had to pay for the services. No legal fees have been paid in connection with this registration statement, which we estimate will be $5,000 payable to R.H. Daignault Law Corporation. No shares of our stock have been issued to anyone for legal services.

LIQUIDITY  AND  CAPITAL  RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 2,000,000 shares of common stock at a deemed price of $0.005 per share through a Section 4(2) offering in June 2002. This was accounted for as a consideration paid for the assets pursuant to the option agreement.

Also, we issued another 5,000,000 Common Capital Shares through a Reg S offering in June 2002 at the offering price of $0.005 per share.

As of June 30, 2002 our total assets were $24,148 and our total liabilities were $4,093. As of October 31, 2002, our total assets were $20,214 and our total liabilities were $4,515. The decrease in the assets was a direct result of a decrease of $3,934 in cash, which was a result of an increase of $4,356 in operating expenses and an increase in the accounts payable and accrued liabilities in the amount of $422.

                             DESCRIPTION OF PROPERTY

Our sole asset is our interest in certain assets acquired under the option agreement. The assets include the domain name, "fashion-international.com", Patrizia Leone-Mitchell's many years of fashion and business experience, the FII business plan, extensive preliminary research on developing the FII business plan, and preliminary development of the web layout and the content to be contained in our website. We currently have the exclusive right to use these assets and have the exclusive right to purchase these assets. To acquire our 100% undivided interest in the assets, we must pay the full amount of the purchase price by June 9, 2004. If the purchase price is not paid in full by that date the option agreement will terminate unless extended. Patrizia Leone-Mitchell cannot terminate the option agreement voluntarily. If the option agreement is terminated and we have not purchased the assets, the 2,000,000
Common Voting Shares issued to Patrizia Leone-Mitchell will be left in the possession of Patrizia Leone-Mitchell.

We operate from our offices in Vancouver, British Columbia, Canada. Patrizia Leone-Mitchell provides space to us on a rent-free basis. Currently, there are no other businesses that operate out of these premises. It is anticipated this arrangement will remain until we begin generating revenues, at which time we will pay a nominal rent for this office space. It is our opinion that this office space will meet our needs for the foreseeable future.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are not listed for trading on any exchange or quotation service.

We  have  21  registered  holders  of  shares  of  common  stock.

FUTURE  SALES  BY  EXISTING  STOCKHOLDERS

A total of 7,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased from the security holders listed in this offering will be immediately resalable, and sales of all of our other shares, after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

PENNY  STOCK  RULES

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                                     EXPERTS

Our financial statements for the period from inception to June 30, 2002, included in this prospectus have been audited by LaBonte & Co., Chartered Accountants, 1205- 1095 West Pender Street, Vancouver, British Columbia, V6E 2M6, Canada, telephone (604) 682-2778 as set forth in their report included in this prospectus.

Conrad C. Lysiak, Attorney at Law of Spokane Washington has provided the legal opinion regarding the legality of the shares being registered.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; an Independent Public Accountant will audit the statements. Our audited financial statements from inception to June 30, 2002 and our unaudited financial statements from inception to October 31, 2002 immediately follow:

                  AUDITED FINANCIAL STATEMENTS - JUNE 30, 2002


                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2002





BALANCE  SHEET

STATEMENT  OF  OPERATIONS

STATEMENT  OF  STOCKHOLDERS'  EQUITY

STATEMENT  OF  CASH  FLOWS

NOTES  TO  FINANCIAL  STATEMENTS

LABONTE & CO.
C H A R T E R E D   A C C O U N T A N T S
                                                    1205-1095 WEST PENDER STREET
                                                    VANCOUVER,  BC  CANADA
                                                    V6E  2M6
                                                    TELEPHONE     (604) 682-2778
                                                    FACSIMILE     (604) 689-2778
                                                    EMAIL      RJL@LABONTECO.COM


                                AUDITORS' REPORT

To  the  Board  of  Directors  and  Stockholders  of  FII  International  Inc.

We have audited the balance sheet of FII International Inc. (a development stage company) as at June 30, 2002 and the statements of operations, stockholders' equity and cash flows for the period from May 3, 2002 (inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from May 3, 2002 (inception) to June 30, 2002 in accordance with generally accepted accounting principles in the United States.

                                                                 "LaBonte & Co."
                                                           CHARTERED ACCOUNTANTS


July  8,  2002
Vancouver,  B.C.

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to Board of Directors and Stockholders dated July 8, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

                                                                 "LaBonte & Co."
                                                           CHARTERED ACCOUNTANTS

July  8,  2002
Vancouver,  B.C.

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                                                    June 30, 2002
-----------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS
 Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       24,148
-----------------------------------------------------------------------------------
                                                                   $       24,148
===================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued liabilities . . . . . . . . . . . .  $        4,093
-----------------------------------------------------------------------------------
CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
 Capital stock (Note 4)
   Common stock, $0.001 par value, 200,000,000 shares authorized
   7,000,000 common shares issued and outstanding . . . . . . . .           7,000
 Additional paid in capital . . . . . . . . . . . . . . . . . . .          20,000
 Deficit accumulated during the development stage . . . . . . . .          (6,945)
-----------------------------------------------------------------------------------
                                                                           20,055
-----------------------------------------------------------------------------------
                                                                   $       24,148
===================================================================================

    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                                May 3, 2002
                                              (inception) to
                                               June 30, 2002
------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES

 Office and general. . . . . . . . . . . .        $     775
 Professional fees . . . . . . . . . . . .            4,170
------------------------------------------------------------
NET LOSS FOR THE PERIOD. . . . . . . . . .        $   4,945
============================================================
BASIC NET LOSS PER SHARE . . . . . . . . .        $   (0.00)
============================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING        5,095,238
============================================================

    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

          FOR THE PERIOD FROM MAY 3, 2002 (INCEPTION) TO JUNE 30, 2002

                                                                                    Deficit
                                                                      Additional  Accumulated
                                               Common Shares            Paid in     During
                                            Number       Amount         Capital   Development     Total
                                                                                     Stage
--------------------------------------------------------------------------------------------------------

Issued for option agreement -            2,000,000  $       2,000  $          -  $    (2,000)  $       -
June 10, 2002
Issued for cash at $0.005                5,000,000          5,000        20,000            -      25,000
per share - June 18, 2002

Net loss for the period May 3,
 2002 (inception) to
June 30, 2002. .                                 -              -             -       (4,945)     (4,945)
---------------------------------------------------------------------------------------------------------
Balance, June 30, 2002. . . . . . . . .  7,000,000  $       7,000  $     20,000   $   (6,945)  $  20,055
=========================================================================================================

    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                                   May 3, 2002
                                                 (inception) to
                                                  June 30, 2002
---------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss for the period. . . . . . . . . .  $          (4,945)
 Adjusted for item not involving cash:
   Changes in accounts payable. . . . . . .              4,093
---------------------------------------------------------------
NET CASH FLOWS USED IN OPERATING ACTIVITIES               (852)
---------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds on sale of common stock . . . . .             25,000
---------------------------------------------------------------
NET CASH FLOWS FROM FINANCING ACTIVITIES. .             25,000
---------------------------------------------------------------
INCREASE IN CASH. . . . . . . . . . . . . .             24,148

CASH, BEGINNING OF PERIOD . . . . . . . . .                  -
---------------------------------------------------------------
CASH, END OF PERIOD . . . . . . . . . . . .  $          24,148
===============================================================

Other  non-cash  transactions:
  During the period the Company issued 2,000,000 restricted shares of common stock pursuant to the option agreement described in Note 3.

    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002

NOTE  1  -  NATURE  OF  OPERATIONS  AND  BASIS  OF  PRESENTATION
--------------------------------------------------------------------------------

The Company, by agreement dated June 10, 2002 acquired the option to purchase and develop the domain name "fashion-international.com" in exchange for 2,000,000 restricted common shares of capital stock of the Company and $250,000 payable on or before June 9, 2004. The Company, through fashion-international.com, intends to develop a fashion portal that will enable the Company to provide fashion related products and services to the global fashion industry. The Company is planning to go public by way of a SB-2 registration statement to be filed with the Securities and Exchange Commission and intends to list its shares for trading on the OTCBB.

The Company is in the initial development stage and has incurred losses since inception totaling $4,945. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
--------------------------------------------------------------------------------

ORGANIZATION
The Company was incorporated on May 3, 2002 in the State of Nevada. The Company's fiscal year end is December 31 with its initial period being from March 22, 2002 (inception) to December 31, 2002.

BASIS  OF  PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

USE  OF  ESTIMATES  AND  ASSUMPTIONS
Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS
The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

WEBSITE DEVELOPMENT COSTS
The Company accounts for website development costs in accordance with EITF 00-02 whereby preliminary website development costs are expensed as incurred. Upon achieving technical and financial viability and ensuring adequate resources to complete development, the Company capitalizes all direct costs relating to the website development. Ongoing costs for maintenance and enhancement are expensed as incurred. Capitalized costs will be amortized over the estimated useful life commencing upon substantial completion and commercialization of the website. To date the Company has not capitalized any web site development costs.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)
--------------------------------------------------------------------------------

NET  LOSS  PER  COMMON  SHARE
     Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED  COMPENSATION
The Company has not adopted a stock option plan and accordingly has no stock-based compensation.

INCOME  TAXES
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at June 30, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.


NOTE  3  -  OPTION  AGREEMENT
--------------------------------------------------------------------------------

By agreement dated June 10, 2002 between the Company and Patrizia Leone-Mitchell (the "optionee"), the Company acquired the option to purchase and develop the domain name fashion-international.com and other related proprietary information ("Fashion-International"), in exchange for 2,000,000 restricted common shares of capital stock of the Company valued at $10,000 and an additional payment of $250,000 payable in cash on or before the end of the option term. The term of the option is for two years ended June 9, 2004. The term may be extended at the Company's option for a further year through the issuance of an additional 500,000 restricted common shares of capital stock of the Company. The Company has the right to use and improve Fashion-International, however the assets remain under control of the optionee until all option payments have been made.

     For accounting purposes the Company has recorded the cost of acquiring the option to purchase and develop fashion-international.com and other related proprietary information at the related party vendor's cost. The transaction has been recorded at a nil value as the vendor's cost is not determinable.

The  optionee  is  the  sole  director  of  the  Company.


NOTE  4  -  CAPITAL  STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share.

To June 30,2002 the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE  5  -  RELATED  PARTY  TRANSACTIONS
--------------------------------------------------------------------------------

During the period ended June 30, 2002 the Company incurred $2,170 in professional fees to a firm of which an officer of the Company was an associate.

Refer  to  Note  3.


NOTE  6  -  INCOME  TAXES
--------------------------------------------------------------------------------

The Company has net operating loss carry-forwards of approximately $5,000 which may be available to offset future taxable income which will expire in 2009. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.

                UNAUDITED FINANCIAL STATEMENTS - OCTOBER 31, 2002



                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 2002

                                   (UNAUDITED)






BALANCE  SHEET

STATEMENT  OF  OPERATIONS

STATEMENT  OF  STOCKHOLDERS'  EQUITY

STATEMENT  OF  CASH  FLOWS

NOTES  TO  FINANCIAL  STATEMENTS

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                   (UNAUDITED)

                                                                    October 31, 2002
                                                                   ------------------


ASSETS

CURRENT ASSETS
 Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $          20,214
                                                                   ------------------
                                                                   $          20,214
                                                                   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued liabilities . . . . . . . . . . . .  $           4,515
                                                                   ------------------
CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
 Capital stock (Note 4)
   Common stock, $0.001 par value, 200,000,000 shares authorized
   7,000,000 common shares issued and outstanding . . . . . . . .              7,000
 Additional paid in capital . . . . . . . . . . . . . . . . . . .             20,000
 Deficit accumulated during the development stage . . . . . . . .            (11,301)
                                                                   ------------------
                                                                              15,699
                                                                   ------------------
                                                                   $          20,214
                                                                   ==================

    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                             May 3, 2002
                                           (inception) to
                                          October 31, 2002
----------------------------------------------------------


GENERAL AND ADMINISTRATIVE EXPENSES

 Office and general. . . . . . . . . . . .  $        810
 Professional fees . . . . . . . . . . . .         7,525
 Regulatory and filing fees. . . . . . . .           966
----------------------------------------------------------
NET LOSS FOR THE PERIOD. . . . . . . . . .  $      9,301
==========================================================

BASIC NET LOSS PER SHARE . . . . . . . . .  $      (0.00)
=========================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     5,348,066
=========================================================

    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

         FOR THE PERIOD FROM MAY 3, 2002 (INCEPTION) TO OCTOBER 31, 2002

                                   (UNAUDITED)

                                                                                    Deficit
                                                                      Additional  Accumulated
                                               Common Shares            Paid in     During
                                            Number       Amount         Capital   Development     Total
                                                                                     Stage
--------------------------------------------------------------------------------------------------------


Issued for option agreement -           2,000,000    $      2,000  $          -   $    (2,000) $       -
June 10, 2002
Issued for cash at $0.005               5,000,000           5,000        20,000             -     25,000
Per share - June 18, 2002

Net loss for the period May 3,
2002 (inception) to                             -               -             -        (9,301)    (9,301)
October 31, 2002                        -----------------------------------------------------------------

Balance, October 31, 2002 .             7,000,000   $       7,000  $     20,000   $   (11,301)  $ 15,699
                                        =================================================================

    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                   (UNAUDITED)

                                              May 3, 2002
                                            (inception) to
                                           October 31, 2002
----------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss for the period. . . . . . . . . .  $     (9,301)
 Adjusted for item not involving cash:
   Changes in accounts payable. . . . . . .         4,515
----------------------------------------------------------
NET CASH FLOWS USED IN OPERATING ACTIVITIES        (4,786)
----------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds on sale of common stock . . . . .        25,000
----------------------------------------------------------
NET CASH FLOWS FROM FINANCING ACTIVITIES. .        25,000
----------------------------------------------------------
INCREASE IN CASH. . . . . . . . . . . . . .        20,214

CASH, BEGINNING OF PERIOD . . . . . . . . .            -
----------------------------------------------------------
CASH, END OF PERIOD . . . . . . . . . . . .  $    20,214
==========================================================

Other  non-cash  transactions:
     During the period the Company issued 2,000,000 restricted shares of common stock pursuant to the option agreement described in Note 3.

    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                OCTOBER 31, 2002

NOTE  1  -  NATURE  OF  OPERATIONS  AND  BASIS  OF  PRESENTATION
--------------------------------------------------------------------------------

The Company, by agreement dated June 10, 2002 acquired the option to purchase and develop the domain name "fashion-international.com" in exchange for 2,000,000 restricted common shares of capital stock of the Company and $250,000 payable on or before June 9, 2004. The Company, through fashion-international.com, intends to develop a fashion portal that will enable the Company to provide fashion related products and services to the global fashion industry. The Company is planning to go public by way of a SB-2 registration statement to be filed with the Securities and Exchange Commission and intends to list its shares for trading on the OTCBB.

The Company is in the initial development stage and has incurred losses since inception totalling $9,301. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern.


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
--------------------------------------------------------------------------------

ORGANIZATION
The Company was incorporated on May 3, 2002 in the State of Nevada. The Company's fiscal year end is December 31 with its initial period being from May 3, 2002 (inception) to December 31, 2002.

BASIS  OF  PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

USE  OF  ESTIMATES  AND  ASSUMPTIONS
Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS
The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

GOODWILL  AND  INTANGIBLE  ASSETS
The Company has adopted the provisions of the Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized. They will be tested for impairment annually and if management determines that an impairment has occurred, the carrying value of the asset will be reduced accordingly.

FII  INTERNATIONAL  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

NOTES  TO  FINANCIAL  STATEMENTS

OCTOBER  31,  2002
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)

WEBSITE  DEVELOPMENT  COSTS
The Company accounts for website development costs in accordance with EITF 00-02 whereby preliminary website development costs are expensed as incurred. Upon achieving technical and financial viability and ensuring adequate resources to complete development, the Company capitalizes all direct costs relating to the website development. Ongoing costs for maintenance and enhancement are expensed as incurred. Capitalized costs will be amortized over the estimated useful life commencing upon substantial completion and commercialization of the website. To date the Company has not capitalized any web site development costs.

NET  LOSS  PER  COMMON  SHARE
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED  COMPENSATION
The Company has not adopted a stock option plan and accordingly has no stock-based compensation.

INCOME  TAXES
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at October 31, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.


NOTE  3  -  OPTION  AGREEMENT
--------------------------------------------------------------------------------

By agreement dated June 10, 2002 between the Company and Patrizia Leone-Mitchell (the "optionee"), the Company acquired the option to purchase and develop the domain name fashion-international.com and other related proprietary information ("Fashion-International"), in exchange for 2,000,000 restricted common shares of capital stock of the Company valued at $10,000 and an additional payment of $250,000 payable in cash on or before the end of the option term. The term of the option is for two years ended June 9, 2004. The term may be extended at the Company's option for a further year through the issuance of an additional 500,000 restricted common shares of capital stock of the Company. The Company has the right to use and improve Fashion-International, however the assets remain under control of the optionee until all option payments have been made.

For accounting purposes the Company has recorded the cost of acquiring the option to purchase and develop fashion-international.com and other related proprietary information at the related party vendor's cost. The transaction has been recorded at a nil value as the vendor's cost is not determinable.

The  optionee  is  the  sole  director  of  the  Company.

FII  INTERNATIONAL  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

NOTES  TO  FINANCIAL  STATEMENTS

OCTOBER  31,  2002
--------------------------------------------------------------------------------

NOTE  4  -  CAPITAL  STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share.

To October 31,2002 the Company has not granted any stock options and has not recorded any stock-based compensation.


NOTE  5  -  RELATED  PARTY  TRANSACTIONS
--------------------------------------------------------------------------------

During the period ended October 31, 2002 the Company incurred $2,170 in professional fees to a firm of which an officer of the Company was an associate.

Refer  to  Note  3.


NOTE  6  -  INCOME  TAXES
--------------------------------------------------------------------------------

The Company has net operating loss carry-forwards of approximately $9,300 which may be available to offset future taxable income. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.

DEALER  PROSPECTUS  DELIVERY  OBLIGATION

Until , 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II  -  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

    1. Article Twelve of the Articles of Incorporation of the company. No director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law.

    2. Article 12 of the Bylaws of the company. Directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.

    3. Nevada  Revised  Statutes,  Chapter  78.   The same  indemnification  is
       provided as set out in Article 12 of our Bylaws, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest. Also, the stockholders or the board of directors unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

                ----------------------------------------------------------
                       EXPENSE                     COST
                ----------------------------------------------------------
                SEC registration fee             $     50.00     estimated
                ----------------------------------------------------------
                Transfer Agent fee               $  1,200.00     estimated
                ----------------------------------------------------------
                EDGAR filing fees                $  3,000.00     estimated
                ----------------------------------------------------------
                Printing expenses                $    500.00     estimated
                ----------------------------------------------------------
                Accounting fees and expenses     $  2,500.00     estimated
                ----------------------------------------------------------
                Legal fees and expenses          $  7,500.00     estimated
                ----------------------------------------------------------
                Total  (estimate)                $ 14,750.00
                ----------------------------------------------------------

                     RECENT SALE OF UNREGISTERED SECURITIES

Since incorporation, we have sold the following securities that were not registered under the Securities Act of 1933.

----------------------------------------------------------------
NAME AND ADDRESS. . . . .  DATE       SHARES     CONSIDERATION
----------------------------------------------------------------
Patrizia Leone-Mitchell .  May 2002   2,000,000       $  10,000 (1)
Kaela Beveridge . . . . .  June 2002    200,000        1,000.00
Jeffsco Holdings Ltd. (2)  June 2002    250,000        1,250.00
Richard N. Jeffs. . . . .  June 2002    250,000        1,250.00
Nikki Jewel . . . . . . .  June 2002     200000        1,000.00
Krister A. Kottmeier. . .  June 2002     200000        1,000.00
Maria Leone . . . . . . .  June 2002    600,000        3,000.00
----------------------------------------------------------------

                                       45

----------------------------------------------------------------
Peter Maddocks. . . . . .  June 2002    400,000        2,000.00
Beverly Mitchell. . . . .  June 2002    200,000        1,000.00
Dr. Brooke L. Mitchell. .  June 2002    200,000        1,000.00
Ethel A. Mitchell . . . .  June 2002    200,000        1,000.00
William A. Randall, III .  June 2002    400,000        2,000.00
Kyle Shury. . . . . . . .  June 2002    100,000          500.00
Robert Stokes . . . . . .  June 2002    200,000        1,000.00
Megan Sprotson. . . . . .  June 2002    100,000          500.00
George Tsagkaris. . . . .  June 2002    200,000        1,000.00
Georgina Wallace. . . . .  June 2002    200,000        1,000.00
Robert Watt . . . . . . .  June 2002    200,000        1,000.00
Verlee Webb . . . . . . .  June 2002    500,000        2,500.00
Ken Yada. . . . . . . . .  June 2002    200,000        1,000.00
Hendrik Zessel. . . . . .  June 2002    200,000        1,000.00
----------------------------------------------------------------



(1)   Purchase  and  sale  of  assets  under Option Agreement valued at $10,000.
(2)   Susan  Jeffs is the sole legal and beneficial shareholder of this company.

We issued the 2,000,000 restricted shares of common stock to Patrizia Leone-Mitchell pursuant to Section 4(2) of the Securities Act of 1933. Patrizia Leone-Mitchell is a sophisticated investor, an officer and a director of FII, and was in possession of all material information relating to FII. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

On June 18, 2002, we authorized the issuance of 5,000,000 Common Capital Shares at $0.005 to private investors for a total offering price of $25,000. The 5,000,000 Common Capital Shares were issued for investment purposes in a non-public offering. We relied upon Rule 903 of Regulation S. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. We received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, (c) there was no prearrangement for the sale of the shares with any buyer, (d) agreed to resell only in accordance with provisions of Regulation S, pursuant to a registration under the Securities Act of 1933, or pursuant to an available exemption, and (e) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Securities Act of 1933. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.

                                    EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been included unless otherwise noted.


EXHIBIT              DESCRIPTION
--------------------------------------------------------------------------------
3.1          Corporate Charter     Filed

3.2          Articles of Incorporation     Filed

3.3          Bylaws     Filed

5.1          Opinion of Conrad C. Lysiak, regarding the legality of the
             securities being registered.     Filed

10.1         Option Agreement dated June 10, 2002 between FII International Inc.
             and Patrizia Leone-Mitchell (amended)     Filed

23.3         Consent of LaBonte & Co.     Included

23.4         Consent of Conrad C. Lysiak     Filed

                                  UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The  undersigned  registrant  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, including, where any increase or decrease in the number of securities being offered does not exceed the total dollar value of the securities that were offered and registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the registration statement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of Regulation S-B if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statements; and
     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post - effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Vancouver, British Columbia, Canada on this 14th day of February, 2003.


                                   FII  INTERNATIONAL  INC.

                               /s/  Patrizia  Leone-Mitchell
                              By:   PATRIZIA  LEONE-MITCHELL
                                    President  and  Sole  Director


Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:

SIGNATURE                              TITLE                          DATE

/s/Patrizia Leone-Mitchell     President and Sole Director     February 14, 2003

/s/Sean Mitchell               Treasurer, CFO                  February 14, 2003

/s/Rene Daignault              Secretary                       February 14, 2003

LABONTE & CO.
C H A R T E R E D   A C C O U N T A N T S
                                                    1205-1095 WEST PENDER STREET
                                                    VANCOUVER,  BC  CANADA
                                                    V6E  2M6
                                                    TELEPHONE     (604) 682-2778
                                                    FACSIMILE     (604) 689-2778
                                                    EMAIL      RJL@LABONTECO.COM


February  14,  2003



U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
Division  of  Corporation  Finance
450  Fifth  St.  N.W.
Washington  DC  20549


RE:  FII  INTERNATIONAL INC. - FORM SB-2/A (AMENDMENT #3) REGISTRATION STATEMENT


Dear  Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated February 14, 2003, of the following:

- Our report to the Board of Directors and Stockholders of FII International Inc. dated July 8, 2002 on the financial statements of the Company as at June 30, 2002 and for the period from May 3, 2002 (inception) to June 30, 2002.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours  truly,


"LaBonte  &  Co."


LABONTE  &  CO.
CHARTERED  ACCOUNTANTS